                           REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on this 31st day of March, 1998, by and between Synagro Technologies, Inc., a Delaware corporation (the "Company"), Environmental Opportunities Fund, L.P., a Delaware limited partnership ("EOF"), Environmental Opportunities Fund (Cayman), L.P., a Delaware limited partnership ("EOFC") and other purchasers of the Company's Series B Preferred Stock, par value $.002 per share (the "Preferred Stock"), listed on Exhibit A hereto (collectively with EOF and EOFC, the "Purchasers").

         WHEREAS, the parties hereto have entered into that certain Subscription Agreement (the "Subscription Agreement" pursuant to which the Purchasers have subscribed for shares of the Company's Preferred Stock; and

         WHEREAS, pursuant to Section 1.2 of the Subscription Agreement, the Company has agreed to provide the Purchasers with certain registration rights in respect of the Company's common stock, par value $.002 per share (the "Common Stock"), issuable upon conversion of the Preferred Stock.

         NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the indicated meanings:

         1.1 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.2 "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any time.

         1.3 "HOLDER" shall mean a Purchaser and any person or entity who holds of record Registrable Securities originally held by a Purchaser if such person meets the requirements of Section 2.8 hereof.

         1.4 The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration of a cash offering effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

         1.5 "REGISTRABLE SECURITIES" shall mean the shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by a Purchaser, including any Common Stock issued or issuable upon a stock dividend, stock split, recapitalization or other similar event involving the Company; provided, however, that such shares of Registrable Securities shall cease to be Registrable Securities (1) when a registration statement covering such securities has become effective with the Commission and they have been sold or transferred by the Holder pursuant to such effective Registration Statement,
(2) when transferred to any person who is not a Holder or (3) when otherwise transferred and such securities may be resold without subsequent registration under the Securities Act.

         1.6 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                                   ARTICLE 2
                              REGISTRATION RIGHTS

         2.1 DEMAND REGISTRATION RIGHTS. (a) For the five-year period commencing on the first anniversary of the date of the Closing (as defined in the Subscription Agreement), after receipt of a written request (a "Registration Request") from the Holders of a majority in interest of the Registrable Securities requesting that the Company effect the registration of Registrable Securities under the Securities Act and specifying the intended method or methods of disposition thereto, the Company shall prepare and file with the Commission a registration statement under the Securities Act on any form which the Company is eligible to use for registering the resale of the Registrable Securities which the Company has been requested to register (including, without limitation, a registration statement on Form S-3 of the Securities Act) and shall use its best efforts to cause such registration statement to become effective. The Company shall send prompt written notice to all Holders of any request for registration received hereunder and each such Holder shall have the right to include its Registrable Securities therein by so requesting in writing within 15 days after receipt of such notice by the Company. Any Holder not electing to include its Registrable Securities in such registration will have no further rights to have such Registrable Securities registered pursuant to this Section 2.1 (other than in the case of a withdrawn registration statement, as provided below). The Company shall not be required to effect more than a total of one registration statement of Registrable Securities with respect to a Registration Request pursuant to this Section 2.1 and, in the case of an underwritten offering, the Company shall have the right to approve the underwriter, which approval shall not be unreasonably withheld; provided, however, that if a registration statement of Registrable Securities with respect to a Registration Request pursuant to this Section 2.1 is withdrawn prior to the registration statement becoming effective, or the offering of such Registrable Securities is otherwise terminated before completion thereof, for any reason other than at the request of the Holders, the Company shall continue to be required to effect one registration statement of Registrable Securities upon receipt of a Registration Request from the Holders (including any Holders who previously elected not to participate in a registration that was withdrawn or terminated for any reason other than at the request of the Holders) of a majority in interest of the Registrable Securities. The Company shall have the right to defer the filing of any registration statement requested pursuant to this Section 2.1 if (i) on the date of the request the Company is in the process of preparing another registration


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statement for an underwritten public offering, until the 90th day after the date of such Registration Request, (ii) in order to file such registration statement, the Company would be required to conduct an audit other than the regular audit conducted by the Company at the end of its fiscal year, until such time the Company conducts its regular annual audit (unless the Holder agrees to pay the expenses of such an audit) and (iii) the Board of Directors of the Company gives written notice to the Holders making such Registration Request that, in its good faith determination, the filing of such registration statement would have a materially adverse effect on the Company, until such time period as such filing would not have such effect, such period not to exceed 90 days.

         (b) The notification by the Holders to the Company of their request for registration shall contain the number of shares to be offered and the proposed manner of their distribution for inclusion in the registration statement. In the event that any registration pursuant to this Section shall be, in whole or in part, in connection with an underwritten offering of Common Stock, any request by Holders pursuant to this Section to register Common Stock shall be subject to the requirement that such Common Stock be included in the underwriting on the same terms and conditions as the shares of Common Stock to be registered, if any, and sold through underwriters under such registration.


         2.2     PIGGYBACK REGISTRATION RIGHTS.    (a) At any time that the
Company proposes to register for sale for cash any of its equity securities under the Securities Act (excluding registrations on Form S-8 or Form S-4, or any comparable successor forms), whether such registration statement relates to sales of equity securities by the Company or other holders of its equity securities, it shall not less than 30 days prior to the filing of any such registration statement, give notice to Holders of its intention to do so and, upon the written request of Holders delivered to the Company within 15 days of the Company's notice, the Company shall use all commercially reasonable efforts to cause Registrable Securities owned by Holders as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, to the extent necessary to permit the sale or other disposition in accordance with the request of Holders.

         (b) The notification by the Holders to the Company of their request for registration shall contain the number of shares to be offered and the proposed manner of their distribution for inclusion in the registration statement. In the event that any registration pursuant to this Section shall be, in whole or in part, in connection with an underwritten offering of Common Stock, any request by Holders pursuant to this Section to register Common Stock shall be subject to the requirement that such Common Stock be included in the underwriting on the same terms and conditions as the shares of Common Stock to be registered, if any, and sold through underwriters under such registration.

         (c) Notwithstanding the foregoing provisions of this Section 2.2, if the managing underwriter in any underwritten offering relating to sales of Common Stock by the Company determines and advises in writing that the inclusion in the underwriting of all Common Stock proposed to be included by Holders and any other shares of Common Stock sought to be registered by any other stockholder of the Company exercising "piggyback" registration rights comparable to





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those of the Purchasers under this Agreement (the "Other Common Stock") would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of shares of Common Stock and Other Common Stock requested to be included in the underwriting shall be reduced pro rata among the Holders and the holders of Other Common Stock requesting such registration and inclusion in the underwriting and may, in the determination of such managing underwriter and consistent with pro rata reduction, be reduced to zero.

         (d) The Holders shall have the right at any time prior to a registration statement under this Section 2.2 becoming effective to withdraw their Registrable Securities from the offering.


         2.3 REGISTRATION PROCEDURES. (a) In connection with the Company's obligations with respect to any registration pursuant to this Article 2, and subject to the limitations therein, the Company shall use all commercially reasonable best efforts to effect or cause the registration of the Registrable Securities requested to be registered under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall, as soon as reasonably possible following any request for such registrations:

                 (i) prepare and file with the Commission a registration statement on any form selected by the Company which may be used by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, and use all commercially reasonable efforts to cause such registration statement or statements to become effective as soon as possible thereafter;

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement or statements for the period necessary for the distribution contemplated thereby and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities included in such registration statement;

                 (iii) provide the participating Holders and the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of
         Section 2(11) of the Securities Act), if any, of the securities being sold, counsel for participating Holders and such underwriters copies of such registration statement, each prospectus included therein or proposed to be filed with the Commission, and each amendment or supplement thereto prior to their filing with the Commission, all of which shall be subject to the reasonable approval of such persons; and, subject to the execution of confidentiality agreements in a form reasonably satisfactory to the Company, make available for inspection by such persons such financial





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         and other information, books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants of the Company, to respond to such inquiries as shall be reasonably necessary, in the opinion of counsel to participating Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

                 (iv) promptly notify the participating Holders and the managing underwriters, if any, of the securities being sold and (if requested by any such person) confirm such advice in writing (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by Section 2.2(a)(xi)(1) cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (6) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                 (v) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

                 (vi) if requested by the managing underwriter or underwriters or Holders, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or Holders specify should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid





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
         therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

                 (vii) furnish to participating Holders and each underwriter, if any, of the securities being sold such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as participating Holders and each underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by participating Holders; and the Company hereby consents to the use of the prospectus or any amendment or supplement thereto by participating Holders and each underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any supplement or amendment thereto;

                 (viii) use all commercially reasonable efforts to (1) register or qualify the Registrable Securities to be included in a registration statement under such other securities laws or blue sky laws of such jurisdictions as the participating Holders and each underwriter, if any, of the securities being sold shall reasonably request, (2) keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and (3) take any and all such actions as may be reasonably necessary or advisable to enable participating Holders and each underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities owned by participating Holders, provided, however, that the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction or file a general consent to service of process in any jurisdiction;

                 (ix) use commercially reasonable efforts to cause all of the Registrable Securities to be included in a registration statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the participating Holders to consummate the disposition of such Registrable Securities;





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
                 (x) cooperate with the participating Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any delivery of the Registrable Securities;

                 (xi) enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as participating Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to the participating Holders and the underwriters, if any, in form, substance and scope as are customarily made in such a registration;
         (2) use all commercially reasonable efforts to obtain an opinion of counsel to the Company in customary form and covering such matters of the type customarily covered by such opinion as the participating Holders and the underwriters, if any, may reasonably request, addressed to the participating Holders and the underwriters, if any, and dated the effective date of such registration statement (or, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement); (3) use all commercially reasonable efforts to obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the participating Holders and the underwriters, if any, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (4) deliver such documents and certificates as may be reasonably requested by the participating Holders and the managing underwriters, if any, to evidence compliance with clause (xi)(1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                 (xii) use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and





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
                 (xiii) use all commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Company's capital stock is then listed.

         (b) Upon the occurrence of any event contemplated by Section 2.2(a)(iv)(6), the Company shall prepare and furnish to the participating Holders and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The participating Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(a)(iv)(6), they shall forthwith discontinue the offer or sale of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until the participating Holders receive copies of such amended or supplemented registration statement or prospectus, and if so directed by the Company, the participating Holders shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities in the participating Holders' possession at the time of receipt of such notice.

         (c) The Company may require the Holders to furnish to the Company such information regarding such participating Holders and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each participating Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such participating Holder to the Company or of the happening of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such participating Holder or the distribution of such Registrable Securities by such participating Holder or omits to state any material fact regarding such participating Holder or the distribution of such Registrable Securities by such participating Holder required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to Stockholder or the distribution of such Registrable Securities by such participating Holder, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing.

         2.4 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation, all Commission and any national securities exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), document and certificate preparation and printing expenses, messenger and delivery expenses, fees and expenses of any transfer agent or registrar, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), fees and disbursements of counsel and independent certified public accountants of the Company (including the expenses of any "cold comfort" letters required by or incident to such performance and compliance), and fees and expenses of any other persons, including special experts, retained by the Company shall be borne by the Company. The Company shall not be required to pay any stock transfer taxes or underwriting discounts, fees or commissions attributable to the sale of its Registrable Securities and all fees and disbursements of counsel to the Holders retained in connection with each such registration.

         2.5 RESTRICTION ON OTHER REGISTRATIONS. The Company hereby agrees that, if requested by the managing underwriter in any offering in which Registrable Securities are included, it shall not effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any equity securities (other than registrations on Form S-8 or Form S-4, or any comparable successor forms) during the seven
(7) days prior to and the ninety (90) days after the effective date of the registration statement relating to such offering.


         2.6 UNDERWRITTEN OFFERINGS. (a) In the event that participating Holders request the sale of Registrable Securities pursuant to a registration statement for an underwritten public offering, each participating Holder shall become a party to the underwriting agreements pertaining to such public offering. Notwithstanding any other term of this Agreement to the contrary, no participating Holder shall be required as a condition to its right to participate in any underwritten offering to make any representations or warranties to or agreements (including without limitation indemnities) with the Company or the underwriters other than representations, warranties or agreements (including without limitation indemnities) regarding such participating Holder, such participating Holder's Registrable Securities and such participating Holder's intended method or methods of disposition with respect to the Registrable Securities.

                 (b) Holders may not participate in any underwritten offering pursuant to this Agreement unless such Holder (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         2.7 RULE 144. The Company covenants to Holder that, if and to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable commercial efforts to timely file the reports required to be filed by it thereunder (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder who proposes to sell Registrable Securities in compliance with Rule 144, the Company shall deliver to Holder a written statement as to whether it has complied with the filing





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
requirements of the Commission as set forth in Rule 144, as such Rule may be amended from time to time.

         2.8 RIGHTS OF SUBSEQUENT HOLDERS. (a) The registration rights of this Agreement, subject to the terms and conditions hereof, shall be available at a Purchaser's option (but without duplication) to any subsequent holder of the shares of Registrable Securities, so long as such subsequent holder shall be the beneficial owner of 25% or more of the Registrable Securities originally held by a Purchaser. Each subsequent Holder entitled to registration rights under this Agreement shall be bound by the terms and subject to the obligations of this Agreement as though it were an original signatory hereto.

         2.9 RESTRICTIVE LEGEND. Each of the certificates evidencing the Registrable Securities shall be stamped or otherwise conspicuously imprinted with a legend substantially as follows:

         The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred (other than pursuant to Rule 144 or any similar analogous rule or rules) except pursuant to an effective registration statement under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulation promulgated
         thereunder.   In addition, the securities evidenced hereby are subject
         to the provisions of a Registration Rights Agreement dated March 31, 1998, between the Company and the original holder of such securities, a copy of which will be furnished by the Company to the owner hereof without charge upon written request.

                                   ARTICLE 3
                                INDEMNIFICATION

         3.1 INDEMNIFICATION BY THE COMPANY. Upon the registration of the Registrable Securities pursuant to Article 2, the Company shall, and it hereby agrees to, indemnify and hold harmless each participating Holder, each person who participates as an underwriter in the offering or sale of such Registrable Securities, each officer, director or partner of such underwriter, and each other person, if any, who controls any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), and expenses (including, subject to Section
3.3 hereof, fees of counsel and any amounts paid in any settlement effected with the consent of the Company) to which any participating Holder, such underwriter or such director, officer or partner of such underwriter, and any such controlling person may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission





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
to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except as otherwise provided in the proviso in the next sentence. The Company shall reimburse any participating Holder, such underwriter, such officer, director or partner of such underwriter, and such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be required to make any such reimbursement to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expenses arise out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or preliminary, final or summary prospectus or amendment or supplement in reliance upon and in conformity with written information concerning such Holder furnished to the Company by such person with the intent that such information be included therein, or (B) the sale of Registrable Securities by a Holder or any underwriter after delivery by a Holder or underwriter of a preliminary prospectus in connection with such sale, if such Holder or such underwriter failed to send or give a copy of the related prospectus, as the same may be then amended or supplemented, to such person within the time required by the Securities Act and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the prospectus, and if Stockholder or such underwriter would not have been liable had a copy of the prospectus, as the same may be amended or supplemented, been so sent or given, unless such failure resulted from the Company's non-compliance with Section 2.2(a)(vii). Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Purchaser, the underwriter, such director, officer or partner of such underwriter, or such controlling person and shall survive the transfer of such securities by a Purchaser.

         3.2 INDEMNIFICATION BY THE PARTICIPATING HOLDERS. Upon the registration of Registrable Securities pursuant to Article 2, each participating Holder shall, and it hereby agrees to, indemnify and hold harmless the Company, each director and officer of the Company and each other person, if any, who controls the Company (within the meaning of the Securities
Act), and all other Holders, if any, participating in such offering, each person who participates as an underwriter in the offering or sale of such Registrable Securities, and their respective directors, officers, partners and controlling persons, if any, from and against any and all losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), and expenses (including, subject to Section 3.3 hereof, fees of counsel and any amounts paid in settlement effected with the consent of such Holder) to which the Company, such director or officer or controlling person of the Company or such other holder or such director, officer, partner or controlling person of such other holder may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished concerning such Holder to the Company by such Holder with the intent that such information be included therein; provided, however, that such Holder shall not be liable to any such person under this Section 3.2 for any amount in excess of the dollar amount of the net proceeds received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling persons or any of such other Holders or any person who participates as an underwriter in the offering or any of their respective directors, officers, partners or controlling persons and shall survive the transfer of such securities by Holder.

         3.3 INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 3, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable costs of investigation, unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         3.4 CONTRIBUTION. (a) If for any reason the indemnification provided for in Section 3.1 or Section 3.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities covered by the indemnification provisions set forth therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party and any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action or question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any Holder be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration in question.

                 (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take into account all of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (c) The contribution provided for in this Section 3.4 shall survive, with respect to Holder, the transfer of Registrable Securities by such Holder and with respect to Holder or the Company shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

         3.5 ADDITIONAL INDEMNIFICATION AND CONTRIBUTION. Indemnification and contribution similar to that specified in Sections 3.1 through and including 3.4 (with appropriate modifications) shall be given by the Company and the Purchasers with respect to any required registration or other qualification of such Registrable Securities under any authority other than the Securities Act.

         3.6     METHOD OF PAYMENT.  The indemnification required by this
Article 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event any such payments are determined not to have been due and owing hereunder, together with interest thereon at the applicable federal rate for short term investments.

                                   ARTICLE 4
                                 MISCELLANEOUS

         4.1 NO INCONSISTENT RIGHTS. The Company covenants and agrees that it shall not grant, and has not previously granted, registration rights with respect to Registrable Securities or any other securities which are inconsistent with the registration rights contained in this Agreement.

         4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained herein shall survive the consummation of any transactions contemplated hereby and shall remain in full force and effect regardless of any investigation that may have been or may be made at any time by or on behalf of the party to whom such representations and warranties are made.

         4.3 AGREEMENT TO TAKE ACTIONS. Each party hereto shall perform its covenants and agreements promptly and diligently and shall not take any action or omit to take any action which might adversely affect its ability to consummate the transactions contemplated by this Agreement and shall execute and deliver such documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order expeditiously to consummate such transactions.

         4.4 AMENDMENTS; ASSIGNABILITY OF RIGHTS. Except as otherwise provided herein, neither this Agreement nor any term or provision hereof may be amended, waived or modified without the written consent of the party or parties against whom enforcement of the amendment, waiver or modification is sought. Except as provided in Section 2.8, no Purchaser may assign its rights or delegate its duties under this Agreement without the Company's prior written consent. The Company may not assign its rights or delegate its duties under this Agreement without the prior written consent of the holders of a majority of the Registrable Securities.

         4.5 SUCCESSORS AND ASSIGNS. Subject to other contrary provisions hereof, this Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his executors, administrators, and beneficiaries of his estate by will or the laws of descent and distribution.

         4.6 NOTICES. Any notice, instruction, authorization, request, demand or waiver required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the principal offices of the Company at the address indicated beneath its signature on the execution page of this Agreement, and to the Stockholders at their respective addresses indicated beneath their respective signatures on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         4.7 CERTAIN REFERENCES. Unless otherwise specified, all references herein to days, weeks, months or years shall be to calendar days, weeks, months or years. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter. References to Sections are to Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted.

         4.8 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States applicable in Texas, excluding, however, any rule of conflict-of-laws that would direct or refer the resolution of any issue to the laws of any other jurisdiction. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

         4.9 DISPUTE RESOLUTION; SEVERABILITY. Any dispute arising out of, or in connection with any provision of this Agreement shall be resolved by binding arbitration in Houston, Texas in accordance with the Commercial Rules of the American Arbitration Association then in effect, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

         4.10 ENTIRETY. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

         4.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.

         4.12 MAINTENANCE OF AGREEMENT. A counterpart of this Agreement shall be deposited by the Company at its principal place of business and at the registered office of the Company.




         IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the date first written above.

                       SYNAGRO TECHNOLOGIES, INC.


                       By:
                          ----------------------------------------------------
                                  Donald L. Thone, Chairman of the Board
                       Address:   16000 Stuebner Airline, Suite 420,
                                  Spring, TX 77379
                       Telecopy:  281-370-9292
                       Attention: Donald L. Thone



                       ENVIRONMENTAL OPPORTUNITIES FUND, L.P.

                       By: Environmental Opportunities Management Company, L.L.C., its General Partner

                       By:
                          ----------------------------------------------------
                                  Bruce R. McMaken, Manager
                       Address:   3100 Chase Tower, Houston, Texas 77002
                       Telecopy:  713-250-4294
                       Attention: Bruce R. McMaken


                       ENVIRONMENTAL OPPORTUNITIES FUND (CAYMAN), L.P.

                       By: Environmental Opportunities Management Company, L.L.C., its General Partner

                       By:
                          ----------------------------------------------------
                                  Bruce R. McMaken, Manager
                       Address:   3100 Chase Tower, Houston, Texas 77002
                       Telecopy:  713-250-4294
                       Attention: Bruce R. McMaken